EXHIBIT 21.1


                        SUBSIDIARIES OF THE REGISTRANT

                                                              State of
                    Name of Subsidiary                      Organization
                    ------------------                      ------------

Baseline, Inc.                                               Delaware
Broadway.com, Inc.                                           Delaware
Fedora, Inc.                                                 Iowa
hollywood.com, Inc.                                          California
Hollywood.com International, Inc.                            Delaware
Hollywood.fr SARL                                            France
Hollywood Wrestling Venture LLC                              Delaware
NetCo Partners (1)
Showtimes.com, Inc.                                          Delaware
Tekno Books (2)
Tekno Books International, LLC                               Wisconsin
Tekno Comix, Inc.                                            Florida
Theatre Direct NY, Inc.                                      New York

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(1)      NetCo Partners is a general partnership formed under the laws of the
         State of New York in which the Company has a 50% partnership interest.

(2) Tekno Books is a general partnership formed under the laws of the State of Wisconsin in which the Company has a 51% ownership interest.